UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2026

Rithm Perpetual Life Residential Trust
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

000-56783			39-7059385
(Commission File Number)			(IRS Employer Identification No.)

799 Broadway,	New York,	New York	10003
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code (212) 850-7770

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.    Other Events.
February 28, 2026 Net Asset Value (“NAV”) Per Share

On March 16, 2026, Rithm Perpetual Life Residential Trust (the “Company”), a Maryland statutory trust, released the NAV per share for each share class of the Company’s common shares as of February 28, 2026, which amounts are as follows:

NAV per Share
Class J common shares	$20.1622
Class E common shares	$20.2081

NAV Calculation

The Company calculates NAV per share in accordance with the valuation guidelines that have been approved by its board of trustees. The Company’s total NAV presented in the following tables includes the NAV of the Company’s Class J and Class E common shares.

The following table provides a breakdown of the major components of the Company’s NAV as of February 28, 2026 (amounts in thousands, except share data):

Components of NAV
Residential transition loans, at fair value	$230,100
Residential mortgage loans, at fair value	111,954
Cash and cash equivalents	1,365
Restricted cash	2,026
Accounts receivable and other assets	2,911
Secured financings, at fair value	(267,929)
Due to related parties	(601)
Accounts payable and other liabilities	(1,516)
NAV	$78,310
Number of outstanding shares	3,883,554

The following table provides a breakdown of the Company’s total NAV and NAV per share by class as of February 28, 2026 (amounts in thousands, except share and per share data):

NAV per share	Class J Common Shares	Class E Common Shares	Total
NAV	$74,081	$4,229	$78,310
Number of outstanding shares/units	3,674,290	209,264	3,883,554
NAV per share/unit	$20.1622	$20.2081

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rithm Perpetual Life Residential Trust

By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer and Chief Accounting Officer

Date:	March 16, 2026